Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On September 20, 2017, FelCor Copley Plaza Owner L.L.C. and FelCor Copley Plaza Leasing, L.L.C., subsidiaries of FelCor Lodging Limited Partnership (“FelCor LP”), entered into a Purchase and Sale Agreement to sell the Fairmont Copley Plaza hotel to Iconic Copley Plaza Hotel L.L.C., a third party unrelated to FelCor LP, for $170.0 million (the “Transaction”).  Right, title and interest to the Fairmont Copley Plaza hotel was transferred on December 14, 2017.  The Fairmont Copley Plaza hotel’s operations constituted a significant amount of income from continuing operations of FelCor LP.

Previously, on August 31, 2017 (the “Acquisition Date”), RLJ Lodging Trust (“RLJ”), RLJ Lodging Trust, L.P. (“RLJ LP”), Rangers Sub I, LLC, a wholly owned subsidiary of RLJ LP (“Rangers”), and Rangers Sub II, LP, a wholly owned subsidiary of RLJ LP (“Partnership Merger Sub”) consummated the transactions contemplated by the definitive Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 23, 2017 with FelCor Lodging Trust Incorporated (“FelCor”) and FelCor LP, pursuant to which Partnership Merger Sub merged with and into FelCor LP, with FelCor LP surviving as a wholly owned subsidiary of RLJ LP (the “Partnership Merger”), and, immediately thereafter, FelCor merged with and into Rangers, with Rangers surviving as a wholly owned subsidiary of RLJ LP (the “REIT Merger” and, together with the Partnership Merger, the “Mergers”).

RLJ accounted for the Mergers under the acquisition method of accounting in ASC 805, Business Combinations. In accordance with the guidance, RLJ elected to apply pushdown accounting to FelCor LP’s consolidated financial statements in order to reflect the new basis of accounting established by RLJ for the individual assets acquired and the liabilities assumed in the Mergers. Accordingly, FelCor LP’s consolidated financial statements for the periods before and after the Acquisition Date reflect different bases of accounting, and the financial positions and the results of operations for those periods are not comparable. As a result, the consolidated financial statements are separated into two distinct periods; the periods prior to the Acquisition Date are identified as “Predecessor,” and the period after the Acquisition Date is identified as “Successor.”

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the effects of the Transaction.  The unaudited pro forma condensed consolidated balance sheet illustrates the estimated effects of the Transaction as if it occurred on September 30, 2017.  The unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) set forth the estimated effects of the Transaction as if it occurred on January 1, 2016.

The unaudited pro forma condensed consolidated financial statements presented herein are for informational purposes only and do not purport to present what FelCor LP’s actual results would have been had the transaction occurred on the dates assumed, or to project FelCor LP’s results of operations or financial position for any future period.  The unaudited pro forma condensed consolidated financial statements include assumptions that are believed to be reasonable and represent all material information that is necessary to fairly present pro forma financial statements.

The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with FelCor LP’s audited consolidated financial statements and the notes in FelCor LP’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 24, 2017, and in conjunction with FelCor LP’s unaudited consolidated financial statements and the notes in FelCor LP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, as filed with the SEC on November 14, 2017.

FelCor Lodging Limited Partnership

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(in thousands)

	Historical	Fairmont Copley		Pro Forma
	Successor	Successor		Successor
	September 30, 2017	September 30, 2017		September 30, 2017
	(Unaudited)	(Unaudited)		(Unaudited)

Assets
Investment in hotel properties, net	$2,672,728	$(163,374)	(a)	$2,509,354
Investment in unconsolidated joint ventures	17,117	-		17,117
Cash and cash equivalents	10,503	-		10,503
Restricted cash reserves	6,671	-		6,671
Related party rent receivable	12,582	(1,379)	(a)	11,203
Intangible assets, net	129,703	-		129,703
Prepaid expense and other assets	11,058	(314)	(a)	10,744
Total assets	$2,860,362	$(165,067)		$2,695,295

Liabilities and Partners’ Capital
Debt, net	$1,303,907	$-		$1,303,907
Accounts payable and other liabilities	72,451	(344)	(a)	72,107
Accrued interest	12,049	-		12,049
Distributions payable	4,308	-		4,308
Total liabilities	1,392,715	(344)		1,392,371

Commitments and Contingencies

Partners’ Capital
Partners’ capital:
Partners’ capital	1,413,565	(163,670)	(b)	1,249,895
Retained earnings	4,366	(1,053)	(b)	3,313
Total partners’ capital	1,417,931	(164,723)		1,253,208
Noncontrolling interest in consolidated joint ventures	5,286	-		5,286
Preferred capital in a consolidated joint venture, liquidation value of $45,401 at September 30, 2017	44,430	-		44,430
Total partners’ capital	1,467,647	(164,723)		1,302,924
Total liabilities and partners’ capital	$2,860,362	$(165,067)		$2,695,295

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements

FelCor Lodging Limited Partnership

Unaudited Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per unit data)

	Historical	Fairmont Copley Pro Forma Adjustment		Pro Forma	Historical	Fairmont Copley Pro Forma Adjustment		Pro Forma
		Successor				Predecessor
	September 1 through September 30,	September 1 through September 30,		September 1 through September 30,	January 1 through August 31,	January 1 through August 31,		January 1 through August 31,
	2017	2017		2017	2017	2017		2017
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Revenue
Operating revenue
Room revenue	$-	$-		$-	$425,682	$(23,043)	(c)	$402,639
Food and beverage revenue	-	-		-	90,572	(14,309)	(c)	76,263
Related party lease revenue	20,854	(1,379)	(c)	19,475	-	-		-
Other revenue	-	-		-	35,261	(737)	(c)	34,524
Total revenue	20,854	(1,379)		19,475	551,515	(38,089)		513,426

Expense
Operating expense
Room expense	-	-		-	112,813	(7,178)	(c)	105,635
Food and beverage expense	-	-		-	71,828	(12,019)	(c)	59,809
Management and franchise fee expense	-	-		-	19,901	(1,105)	(c)	18,796
Other operating expense	-	-		-	147,827	(10,065)	(c)	137,762
Total property operating expense	-	-		-	352,369	(30,367)		322,002
Depreciation and amortization	5,974	-		5,974	73,065	(5,844)	(c)	67,221
Impairment loss	-	-		-	35,109	-		35,109
Property tax, insurance and other	4,449	(326)	(c)	4,123	44,278	(2,390)	(c)	41,888
General and administrative	192	-		192	16,006	-		16,006
Transaction costs	1,039	-		1,039	68,248	-		68,248
Total operating expense	11,654	(326)		11,328	589,075	(38,601)		550,474
Operating income (loss)	9,200	(1,053)		8,147	(37,560)	512		(37,048)
Other income	-	-		-	100	-		100
Interest income	3	-		3	126	-		126
Interest expense	(4,779)	-		(4,779)	(51,690)	1,054	(c)(d)	(50,636)
Loss on debt extinguishment	-	-		-	(3,278)	662	(c)(d)	(2,616)
Income (loss) before equity in income from unconsolidated joint ventures	4,424	(1,053)		3,371	(92,302)	2,228		(90,074)
Equity in income from unconsolidated joint ventures	115	-		115	1,074	-		1,074
Income (loss) before income tax expense	4,539	(1,053)		3,486	(91,228)	2,228		(89,000)
Income tax expense	-	-		-	(499)	-		(499)
Income (loss) from continuing operations	4,539	(1,053)		3,486	(91,727)	2,228		(89,499)
Loss from discontinued operations	-	-		-	(3,415)	-		(3,415)
Income before gain (loss) on sale of hotel properties	4,539	(1,053)		3,486	(95,142)	2,228		(92,914)
Loss on sale of hotel properties	-	-		-	(1,764)	1	(c)	(1,763)
Net income (loss) and comprehensive income (loss)	4,539	(1,053)		3,486	(96,906)	2,229		(94,677)
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	(51)	-		(51)	545	-		545
Preferred distributions - consolidated joint venture	(122)	-		(122)	(979)	-		(979)
Net income (loss) and comprehensive income (loss) attributable to FelCor LP	4,366	(1,053)		3,313	(97,340)	2,229		(95,111)
Preferred distributions	-	-		-	(16,744)	-		(16,744)
Net income (loss) and comprehensive income (loss) attributable to FelCor LP partners and common unitholders	$4,366	$(1,053)		$3,313	$(114,084)	$2,229		$(111,855)

Basic and diluted per common unit data:
Loss from continuing operations per unit attributable to common unitholders (e)					$(0.80)	$0.02		$(0.79)
Net loss per unit attributable to common unitholders					$(0.83)	$0.02		$(0.81)
Weighted-average common units outstanding					137,942	137,942		137,942

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements

FelCor Lodging Limited Partnership

Unaudited Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per unit data)

		Fairmont Copley
	Historical	Pro Forma Adjustment		Pro Forma
	Predecessor	Predecessor		Predecessor
	Year Ended	Year Ended		Year Ended
	December 31, 2016	December 31, 2016		December 31, 2016
	(Unaudited)	(Unaudited)		(Unaudited)

Revenue
Operating revenue
Room revenue	$661,640	$(34,697)	(c)	$626,943
Food and beverage revenue	155,227	(23,097)	(c)	132,130
Other revenue	50,087	(1,305)	(c)	48,782
Total revenue	866,954	(59,099)		807,855

Expense
Operating expense
Room expense	171,883	(10,295)	(c)	161,588
Food and beverage expense	119,047	(17,796)	(c)	101,251
Management and franchise fee expense	32,935	(1,726)	(c)	31,209
Other operating expense	227,300	(14,433)	(c)	212,867
Total property operating expense	551,165	(44,250)		506,915
Depreciation and amortization	114,054	(8,827)	(c)	105,227
Impairment loss	26,459	-		26,459
Property tax, insurance and other	70,057	(3,322)	(c)	66,735
General and administrative	27,037	-		27,037
Transaction costs	-	-		-
Total operating expense	788,772	(56,399)		732,373
Operating income	78,182	(2,700)		75,482
Other income	342	-		342
Interest income	62	-		62
Interest expense	(78,244)	1,681	(c)(d)	(76,563)
Income before equity in income from unconsolidated joint ventures	342	(1,019)		(677)
Equity in income from unconsolidated joint ventures	1,533	-		1,533
Income before income tax expense	1,875	(1,019)		856
Income tax expense	(873)	-		(873)
Income from continuing operations	1,002	(1,019)		(17)
Loss from discontinued operations	(3,131)	-		(3,131)
Loss before gain on sale of hotel properties	(2,129)	(1,019)		(3,148)
Gain on sale of hotel properties	6,322	-		6,322
Net income and comprehensive income	4,193	(1,019)		3,174
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	673	-		673
Preferred distributions - consolidated joint venture	(1,461)	-		(1,461)
Net income and comprehensive income attributable to FelCor LP	3,405	(1,019)		2,386
Preferred distributions	(25,115)	-		(25,115)
Net loss and comprehensive loss attributable to FelCor LP partners	$(21,710)	$(1,019)		$(22,729)

Basic and diluted per common unit data:
Loss from continuing operations per unit attributable to common unitholders	$(0.13)	$(0.01)		$(0.14)
Net Loss per unit attributable to common unitholders (e)	$(0.16)	$(0.01)		$(0.16)
Basic weighted-average common units outstanding	138,739	138,739		138,739
Diluted weighted-average common units outstanding	138,739	138,894		138,739

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On September 20, 2017, FelCor Copley Plaza Owner L.L.C. and FelCor Copley Plaza Leasing, L.L.C., subsidiaries of FelCor Lodging Limited Partnership (“FelCor LP”), entered into a Purchase and Sale Agreement to sell the Fairmont Copley Plaza hotel to Iconic Copley Plaza Hotel L.L.C., a third party unrelated to FelCor LP, for $170.0 million (the “Transaction”).  Right, title and interest to the Fairmont Copley Plaza hotel was transferred on December 14, 2017.  The Fairmont Copley Plaza hotel’s operations constituted a significant amount of income from continuing operations of FelCor LP.

On August 31, 2017 (the “Acquisition Date”), RLJ Lodging Trust (“RLJ”), RLJ Lodging Trust, L.P. (“RLJ LP”), Rangers Sub I, LLC, a wholly owned subsidiary of RLJ LP (“Rangers”), and Rangers Sub II, LP, a wholly owned subsidiary of RLJ LP (“Partnership Merger Sub”) consummated the transactions contemplated by the definitive Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 23, 2017 with FelCor Lodging Trust Incorporated (“FelCor”) and FelCor LP, pursuant to which Partnership Merger Sub merged with and into FelCor LP, with FelCor LP surviving as a wholly owned subsidiary of RLJ LP (the “Partnership Merger”), and, immediately thereafter, FelCor merged with and into Rangers, with Rangers surviving as a wholly owned subsidiary of RLJ LP (the “REIT Merger” and, together with the Partnership Merger, the “Mergers”).

RLJ accounted for the Mergers under the acquisition method of accounting in ASC 805, Business Combinations. In accordance with the guidance, RLJ elected to apply pushdown accounting to FelCor LP’s consolidated financial statements in order to reflect the new basis of accounting established by RLJ for the individual assets acquired and the liabilities assumed in the Mergers. Accordingly, FelCor LP’s consolidated financial statements for the periods before and after the Acquisition Date reflect different bases of accounting, and the financial positions and the results of operations for those periods are not comparable. As a result, the consolidated financial statements are separated into two distinct periods; the periods prior to the Acquisition Date are identified as “Predecessor,” and the period after the Acquisition Date is identified as “Successor.”

Reclassifications

As a result of the merger with RLJ, certain prior period amounts in the Predecessor consolidated statements of operations and comprehensive income (loss) have been reclassified to conform to the financial statement presentation of the company’s parent company, RLJ.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements are presented to illustrate the effects of the Transaction.  The unaudited pro forma condensed consolidated balance sheet illustrates the estimated effects of the Transaction as if it occurred on September 30, 2017.  The unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) set forth the estimated effects of the Transaction as if it occurred on January 1, 2016.

Noted below are the explanations for the adjustments included in the unaudited pro forma condensed consolidated financial statements:

a)            The pro forma adjustment relates to the removal of the assets and liabilities of the sold hotel property.

b)           The pro forma adjustment relates to the removal of partners’ capital of the sold hotel property.

c)            The pro forma adjustment relates to the removal of the revenues and expenses associated with the sold hotel property.

d)           FelCor Copley Plaza Owner L.L.C. was a borrower under a line of credit.  The line of credit was paid down and terminated in connection with the Mergers.

e)            The income (loss) per unit does not calculate across as a result of rounding the respective numbers.